Securities and Exchange commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

Pursuant to section 12(b) or (g) of the

Securities exchange act of 1934

INVECH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	98-0419476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7339 E. Williams Drive Unit 26496 Scottsdale, AZ	85255
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	OTC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐

Securities Act S-1 registration statement file number to which this form relates: 333-276779

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock (3,277,416 shares)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share (the “Common Stock”), of Invech Holdings, Inc., a Nevada corporation (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-276779) initially filed with the U.S. Securities and Exchange Commission on January 31, 2024 (as amended from time to time, the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 415 under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The exhibits are incorporated by reference of the same number to the Registrant’s Registration Statement on S-1, as amended, originally filed with the Securities and Exchange Commission on January 31, 2024.

Exhibits

Exhibit Number and Description

3.1	By-Laws

3.2	Articles of Incorporation and Amendments

5.1	Attorney Opinion Letter

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INVECH HOLDINGS, INC.

By:	/s/ Rhonda Keaveney
	Name:	Rhonda Keaveney
	Title:	Chief Executive Officer

Dated: March 11, 2025

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